 FILED PURSUANT TO RULE 424(B)(7)
 FILE NO. 333-239504
OPTION CARE HEALTH, INC.
SUPPLEMENT TO PROSPECTUS DATED JULY 8, 2020
THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 10, 2021
This prospectus supplement (this “Prospectus Supplement”) is part of the prospectus of Option Care Health, Inc. (the “Company”), dated July 8, 2020 (as previously supplemented, the “Prospectus”). This Prospectus Supplement supplements, modifies or supersedes certain information contained in the Prospectus. Any statement in the Prospectus that is modified or superseded is not deemed to constitute a part of the Prospectus, except as modified or superseded by this Prospectus Supplement. Except to the extent that the information in this Prospectus Supplement modifies or supersedes the information contained in the Prospectus, this Prospectus Supplement should be read, and will be delivered, with the Prospectus. This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus.
Investing in our common stock involves a number of risks. See “Risk Factors” beginning on page 6 of this Prospectus and the documents incorporated by reference therein.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.
ABOUT THIS PROSPECTUS SUPPLEMENT
We are filing this Prospectus Supplement to amend and update the “Selling Stockholders” table and the applicable footnotes of the Prospectus to reflect certain transfers from one of the selling stockholders previously identified in the Prospectus to the additional selling stockholders named herein. This Prospectus Supplement is not increasing the number of shares being offered under the Prospectus, but only reflecting the distribution of shares of common stock previously registered.
The information in the table that appears under the caption “Selling Stockholders” in the Prospectus is modified by adding the information below with respect to certain persons not previously listed therein and also to update information for certain persons previously listed therein. The information being added or updated to the table set forth under the caption “Selling Stockholders” has been provided by or on behalf of the selling stockholders listed below as of November 10, 2021 concerning the shares of common stock that may be offered from time to time by each such selling stockholder. The number of shares of common stock being offered by Madison Dearborn Partners VI-A&C, L.P. and its employees, partners, related entities and their transferees that are listed in the table below represent shares of common stock that were distributed by HC Group Holdings I, LLC to Madison Dearborn Partners VI-A&C, L.P. following the date of the Prospectus. HC Group Holdings I, LLC was previously identified as a selling stockholder in the Prospectus. The purpose of this Prospectus Supplement is to amend the information set forth in the table under the heading “Selling Stockholders” in the Prospectus as follows:
•
restatement of the paragraph preceding the table, to the extent such paragraph applies to the line items amended or added below, as follows:

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders and the aggregate amount of shares of common stock that the selling stockholders may offer pursuant to this prospectus. The percentage of common stock owned by the selling stockholders, both prior to and following the offering of any shares of common stock pursuant to this prospectus, is based on 179,875,193 shares of common stock outstanding as of November 2, 2021. Information with respect to beneficial ownership is based on information obtained from such selling stockholder and publicly available information.
•
amendment of the first line item as follows:

HC Group Holdings I, LLC(1)	37,247,092	20.7%	37,247,092	—	—

•
addition of the following line item:

Madison Dearborn Partners VI-A&C, L.P. and its employees, partners, related entities and their transferees(3)	618,299	*%	618,299	—	—

•
restatement of the first footnote as follows:

(1)
MDP HC Holdings, LLC (“MDP HC”) is the controlling equityholder of HC Group Holdings I, LLC (“HC I”). Madison Dearborn Capital Partners VI-A, L.P. (“MDCP VI-A”) is a controlling equityholder and Manager of MDP HC. Madison Dearborn Partners VI-A&C, L.P. (“MDP VI‑A&C”) is the general partner of MDCP VI-A. Madison Dearborn Partners, LLC (“MDP LLC”) is the general partner of MDP VI-A&C. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Ms. Betten, Mr. Sullivan, Mr. Finnegan, Mr. Mencoff, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for HC I, MDP HC, MDCP VI-A, MDP VI-A&C, MDP LLC, Ms. Betten, Mr. Sullivan, Mr. Finnegan and Mr. Mencoff is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

•
addition of the following footnote:

(3)
MDP LLC is the general partner of MDP VI-A&C. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by MDP VI-A&C. Each of Ms. Betten, Mr. Sullivan, Mr. Finnegan, Mr. Mencoff, and MDP LLC disclaim beneficial ownership of the shares of common stock owned by MDP VI-A&C, except to the extent of their respective pecuniary interests therein. The address for MDP VI-A&C, MDP LLC, Ms. Betten, Mr. Sullivan, Mr. Finnegan and Mr. Mencoff is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

Prospectus
OPTION CARE HEALTH, INC.
$500,000,000
Common Stock
Preferred Stock
Warrants
Subscription Rights
Depositary Shares
Units
143,513,746 shares of Common Stock by the Selling Stockholders
We may from time to time, in one or more offerings, offer and sell shares of our common stock, preferred stock, warrants, subscription rights, depositary shares or units, at an aggregate offering price not to exceed $500 million.
The selling stockholders named in this prospectus, or as may be named in one or more prospectus supplements (the “selling stockholders”), may from time to time, in one or more offerings, offering and sell up to an aggregate of 143,513,746 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock offered by the selling stockholders.
We or the selling stockholders may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Our registration of the securities covered by this prospectus does not mean that we or the selling stockholders will offer or sell any securities.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “OPCH.” On June 26, 2020, the last reported sale price of our common stock was $12.79 per share.
Investing in our securities involves a number of risks. See “Risk Factors” on page 3 to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 8, 2020.

Neither we nor the selling stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the applicable supplement to this prospectus or any associated free writing prospectus. In this prospectus, any reference to an applicable prospectus supplement may refer to a free writing prospectus, unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, and the selling stockholders may, from time to time, offer and sell our securities in one or more offerings.
This prospectus provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or the selling stockholders sell our securities, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the applicable prospectus supplement. Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus. Before making an investment in our securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information.”
Except where the context otherwise requires or where otherwise indicated, references in this prospectus to “Option Care Health,” the “Company,” “we,” “us,” and “our” refer to Option Care Health, Inc., a Delaware corporation.
FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain and refer to certain statements that are not historical facts that contain “forward-looking statements.” Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict” and similar expressions and include references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated due to a number of facts, including but not limited to those described from time to time in our reports filed or furnished with the SEC, and in particular those factors set forth in the section entitled “Risk Factors” in our annual and quarterly reports filed with the SEC.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements.
All forward-looking statements speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, there should be no inference that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY
Option Care Health, and its wholly-owned subsidiaries, provides infusion therapy and other ancillary health care services through a national network of 155 locations around the United States. The Company contracts with managed care organizations, third-party payers, hospitals, physicians, and other referral sources to provide pharmaceuticals and complex compounded solutions to patients for intravenous delivery in the patients’ homes or other nonhospital settings. Our services are provided in coordination with, and under the direction of, the patient’s physician. Our multidisciplinary team of clinicians, including pharmacists, nurses, dietitians and respiratory therapists, work with the physician to develop a plan of care suited to each patient’s specific needs. We provide home infusion services consisting of anti-infectives, nutrition support, bleeding disorder therapies, immunoglobulin therapy, and other therapies for chronic and acute conditions.
HC Group Holdings II, Inc. (“HC II”) was incorporated under the laws of the State of Delaware on January 7, 2015, with its sole shareholder being HC Group Holdings I, LLC. (“HC I”). On April 7, 2015, HC I and HC II collectively acquired Walgreens Infusion Services, Inc. and its subsidiaries from Walgreen Co., and the business was rebranded as Option Care, Inc. (“Option Care”).
On March 14, 2019, HC I and HC II entered into a definitive agreement to merge with and into a wholly-owned subsidiary of BioScrip, Inc. (“BioScrip”) (the “Merger”), a national provider of infusion and home care management solutions, which was completed on August 6, 2019. The Merger was accounted for as a reverse merger under the acquisition method of accounting for business combinations with Option Care being considered the accounting acquirer and BioScrip being considered the legal acquirer. Following the close of the transaction, BioScrip was rebranded as Option Care Health, Inc.
Corporate Information
Our principal executive offices are located at 3000 Lakeside Drive, Suite 300N, Bannockburn, Illinois 60015, and our telephone number at that address is (312) 940-2443. Our website address is www.optioncarehealth.com. The information on our website is not part of this prospectus and you should not rely on that information when making a decision whether to invest in our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the caption “Risk Factors” in our Annual Report and Quarterly Reports, which are incorporated by reference herein. You should also consider any “Risk Factors” contained in any applicable prospectus supplement, and in any document that we file with the SEC after the date of this prospectus that is incorporated by reference herein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus and any related prospectus supplement for our operations and for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of indebtedness, among other items. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus will be set forth in the applicable prospectus supplement relating to a particular offering.
We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder. All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account.

SELLING STOCKHOLDERS
The selling stockholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any prospectus supplement. We are registering the resale of these shares pursuant to registration rights that we have granted to such selling stockholders.
When we refer to the “selling stockholders” in this prospectus, we mean the stockholders listed in the table below, and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the selling stockholders’ interest in shares of our common stock other than through a public sale, or any stockholders as may be named in one or more prospectus supplements, which will set forth the name of each of the stockholders and the number of securities beneficially owned by such stockholders that are covered by such prospectus supplement.
The following table sets forth, as of the date of this prospectus, the name of the selling stockholders and the aggregate amount of shares of common stock that the selling stockholders may offer pursuant to this prospectus. The percentage of common stock owned by the selling stockholders, both prior to and following the offering of any shares of common stock pursuant to this prospectus, is based on 176,714,792 shares of common stock outstanding as of June 24, 2020. Information with respect to beneficial ownership is based on information obtained from such selling stockholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of common stock.
	Before the Offering			After the Offering
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Shares
HC Group Holdings I, LLC(1)	142,613,748	80.7%	142,613,748	—	—
Coliseum Capital Partners, L.P.(2)	566,594(3)	*%	566,594	—	—
Coliseum Capital Partners II, L.P.(2)	126,784(4)	*%	126,784	—	—
Blackwell Partners, LLC, Series A(2)	206,620(5)	*%	206,620	—	—

*
Less than 1%

(1)
MDP HC Holdings, LLC (“MDP HC”) is the controlling equityholder of HC Group Holdings I, LLC (“HC I”). Madison Dearborn Capital Partners VI-A, L.P. (“MDCP VI-A”) is a controlling equityholder and Manager of MDP HC. Madison Dearborn Partners VI-A&C, L.P. (“MDP VI-A&C”) is the general partner of MDCP VI-A. Madison Dearborn Partners, LLC (“MDP LLC”) is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Ms. Betten, Mr. Sullivan, Mr. Finnegan, Mr. Mencoff, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for HC I, MDP HC, MDCP VI-A, MDP VI-A&C, Mr. Finnegan and Mr. Mencoff is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

(2)
Christopher Shackelton and Adam Gray are managers of (i) Coliseum Capital Management, LLC, which is the investment adviser to Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”) and Blackwell Partners LLC, Series A (“BP”) and (ii) Coliseum Capital, LLC, which is the general partner of CCP and CCP2. Accordingly, Messrs. Shackelton and Gray may be deemed to share voting and dispositive power over the shares of common stock issuable upon exercise of the Warrants (as defined below) held by each of CCP, CCP2 and BP. (as defined below). The business address of each of CCP, CCP2, BP, Mr. Gray and Mr. Shackelton is 105 Rowayton Avenue, Rowayton, CT 06853. Mr. Shackelton was previously a director of BioScrip and resigned in connection with the Merger.
(3)
Amount consists of: (i) 283,297 shares of common stock issuable upon the exercise of 283,297 Class A warrants of the Company (the “Class A Warrants”); and (ii) 283,297 shares of common stock issuable upon the exercise of 283,297 Class B warrants of the Company (the “Class B Warrants” and, together with the “Class A Warrants, the “Warrants”).

(4)
Amount consists of: (i) 63,392 shares of common stock issuable upon the exercise of 63,392 Class A Warrants; and (b) 63,392 shares of common stock issuable upon the exercise of Class B Warrants.

(5)
Amount consists of: (i) 103,310 shares of common stock issuable upon the exercise of 63,392 Class A Warrants; and (b) 103,310 shares of common stock issuable upon the exercise of Class B Warrants.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock. The following is a summary, does not purport to be complete and is subject to our Third Amended and Restated Certificate of Incorporation (our “charter”), our Second Amended and Restated Bylaws (our “bylaws”), and provisions of applicable law. The following description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our charter and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 12,500,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting Rights
Each share of common stock entitles the holder thereof of one vote for each share held by such holder on all matters voted on by our stockholders, provided, however, that, except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to our charter (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our charter (including any certificate of designation relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).
Ranking
Except as otherwise required by law or expressly provided in the our charter, each share of common stock has the same powers, rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.
Dividends
Subject to the rights of the holders of preferred stock and to the other provisions of applicable law and our charter, holders of common stock will be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property if, as and when declared thereon by our Board of Directors (the “Board”) from time to time out of our assets or funds legally available therefor.
Liquidation
Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of shares of common stock and the holders of shares of any other class or series ranking equally with the shares of common stock upon such dissolution, liquidation or winding up, equally on a per share basis.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
The Board is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of preferred stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in an election of directors, without the separate vote of the holders of the preferred stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the The Nasdaq Stock Market LLC and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common stock and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.
Anti-Takeover Effects of Provisions of our Charter and Bylaws
The following is a brief description of the provisions in our charter and bylaws that could have an effect of delaying, deferring, or preventing a change in control of the Company.
Director Nominations, Vacancies and Removal
Subject to the rights of the holders of any series of preferred stock then outstanding and except as otherwise set forth in that certain Director Nomination Agreement between the Company and HC I, as described below, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled in any other manner. We and HC I entered into the Director Nomination Agreement on August 6, 2019 (the “Director Nomination Agreement”).
The Director Nomination Agreement provides that, from and after the closing of the Mergers (as defined therein) until the date that HC I and its affiliates cease to beneficially own common stock representing at least 10% of the voting power of the then-outstanding common stock, HC I is entitled to nominate for election to the Board or any committee of the Board, a number of directors equal to the product obtained by multiplying (a) the percentage of the total voting power of the then-outstanding common stock then beneficially owned by HC I and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases. The Director Nomination Agreement also provides HC I with the right to fill any vacancies created by the removal, death, disability, disqualification or resignation from the Board of any of its nominees that is elected to the Board. In the Director Nomination Agreement, we agreed to use our reasonable best efforts to ensure that any nominees designated by HC I in accordance with the Director Nomination Agreement are included in the Board’s slate of nominees to the stockholders for each election of directors and that each nominee designated by HC I is included in the proxy statement prepared by our management in connection with soliciting proxies for every meeting of the stockholders at which directors are voted on for election.
The Director Nomination Agreement automatically terminates on the date on which HC I and its affiliates cease to beneficially own at least 10% of the total voting power of the then outstanding common stock.
Subject to the rights of the holders of any series of preferred stock then outstanding and notwithstanding any other provision of our charter, on and after the first date (the “Trigger Date”) on which HC I and its Affiliated Companies (as defined below) cease to beneficially own (directly or indirectly) 50% or more of the voting power of the then outstanding shares of our capital stock then entitled to vote generally in the election of directors (“Voting Stock”), directors may be removed with or without cause upon the affirmative vote of stockholders representing at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of the then outstanding shares of Voting Stock, at a meeting of our stockholders called for that purpose. “Affiliated Companies” in our charter means (a) Madison Dearborn Partners, LLC, Madison Dearborn Partners VI-A&C, L.P., Madison Dearborn Partners VI-B, L.P. and MDP Global Investors Limited (collectively, the “MDP Group”), (b) Walgreens Company, (c) any entity that controls, is controlled by or under common control with HC I, the MDP Group or Walgreens Company (other than us and any company that is controlled by us) and any investment funds managed by the MDP Group and (d) in respect of us, any company controlled by us.
Our charter provides that whenever the holders of one or more series of preferred stock has the right, voting separately or together with the holders of one or more other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and newly created directorships and other features of such directorship will be subject to the rights of such series of preferred stock. During any period when the holders of any series of preferred stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of our directors will automatically be increased by such specified number of directors, and the holders of such preferred stock will be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director will serve until such director’s successor has been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal.
Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of preferred stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, will forthwith terminate (in which case each such director thereupon will cease to be qualified as, and will cease to be, a director) and the total authorized number of our directors will automatically be reduced accordingly.
Action by Written Consent
Prior to the Trigger Date, any action which is required or permitted to be taken by our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. From and after the Trigger Date, any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of our stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided the resolutions creating such series of preferred stock.
Special Meetings of Stockholders
Subject to the rights of the holders of any series of preferred stock then outstanding and to the requirements of applicable law, special meetings of our stockholders held may be called only (i) by or at the direction of the Board or the Chairman of the Board pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that we would have if there were no vacancies or (ii) prior to the Trigger Date, by the Chairman of the Board of Directors at the written request of the holders of a majority of the voting power of the then outstanding shares of Voting Stock in the manner provided for in our bylaws.

Certain Corporate Opportunities
To the fullest extent permitted by applicable law, none of HC I and/or its Affiliated Companies and/or their respective directors, partners, principals, officers, members, managers and/or employees, including any of the foregoing who serve as our officers or directors (collectively, the “Exempted Persons”) have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our Affiliated Companies, and no Exempted Person is liable to us or our stockholders for breach of any fiduciary duty solely by reason of any such activities of HC I, its Affiliated Companies or such Exempted Person. To the fullest extent permitted by applicable law, we, on our own behalf and our Affiliated Companies, renounces in our charter any interest or expectancy of us and our Affiliated Companies in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that we or our Affiliated Companies might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Exempted Person has no duty to communicate or offer such business opportunity to us or our Affiliated Companies and, to the fullest extent permitted by applicable law, is not liable to us, any of our Affiliated Companies or our stockholders for breach of any fiduciary or other duty, as our director, officer or stockholder solely, by reason of the fact that HC I, its Affiliated Companies or any such Exempted Person pursues or acquires such business opportunity, sells, assigns, transfers or directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or any of our Affiliated Companies. Notwithstanding anything to the contrary in Section 2 of Article Eight of our charter, we do not renounce any interest or expectancy we may have in (i) any business opportunity that is expressly offered to any Exempted Person solely in his or her capacity as our director or officer, and not in any other capacity, or (ii) any business opportunity that any Exempted Person first learns of in his or her capacity as our director or officer.
Subject to the rights of the holders of any series of preferred stock then outstanding, and in addition to any vote required by applicable law, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, is required to alter, amend or repeal, or to adopt any provision inconsistent with, Article Eight of our charter; provided however, that, to the fullest extent permitted by law, neither the alteration, amendment or repeal of Article Eight nor the adoption of any provision of our charter inconsistent with Article Eight will apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities which such Exempted Person becomes aware prior to such alteration, amendment, repeal or adoption.
Advance Notice for Stockholder Proposals and Nominations
Our bylaws contain provisions requiring advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our Board of Directors, including stockholder nominees to be included in our proxy statement. A stockholder must give notice no later than the 90th day nor earlier than the 120th days before the one-year anniversary of the date on which we held our annual meeting of stockholders the previous year. The notice must contain the information required by our bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements required by our bylaws.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our charter provides otherwise. Our charter does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our common stock to elect any directors to our Board.
Approval of Business Combinations with Interested Stockholders
We do not opt out of Section 203 of the DGCL in our charter, and thus are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.
Supermajority Voting Requirements to Amend Our Charter and Bylaws
Subject to the rights of holders of any series of preferred stock then outstanding, notwithstanding any other provision of our charter or bylaws, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or otherwise, no provision of Articles Five, Six, Seven, Nine or Ten of our charter may be altered, amended or repealed in any respect, nor may any provision of our charter or bylaws inconsistent therewith be adopted, unless in addition to any other vote required by our charter or otherwise required by law, (i) prior to the Trigger Date, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, voting together as a single class, and (ii) from and after the Trigger Date, such alteration, amendment, repeal or adoption is approved by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all outstanding shares of Voting Stock, voting together as a single class, at a meeting of our stockholders called for that purpose. Additionally, as discussed above, Article Eight of our charter can only be amended by a vote of eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, subject to the limitations discussed above.
Subject to the rights of holders of any series of preferred stock then outstanding, in furtherance and not in limitation of the powers conferred by law, prior to the Trigger Date, our bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) in addition to any vote of the holders of any class or series of our capital stock required in our charter (including any resolution or certificate of designations setting forth the terms of any series of preferred stock) and any other vote otherwise required by applicable law, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class. On and after the Trigger Date, our bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) in addition to any of the holders of any class or series of our capital stock required herein (including any certificate of designation relating to any series of preferred stock), the bylaws or applicable law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of the then outstanding Voting Stock, voting together as a single class.
Listing
Our common stock is traded on the Nasdaq Global Select Market under the symbol “OPCH.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of our common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:
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the title of the warrants;

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the aggregate number of warrants offered;

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the designation, number and terms of the common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted, if any;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable, if ever;

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any minimum or maximum amount of warrants that may be exercised at any one time; and

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may, at our option, issue subscription rights independently or together with any other security, which may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
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the record date for stockholders entitled to receive the rights;

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the number of shares of common stock or other securities that may be purchased upon exercise of each right;

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the exercise price of the rights;

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whether the rights are transferable;

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the period during which the rights may be exercised and when they will expire;

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the steps required to exercise the rights;

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the price, if any, for the subscription rights;

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the number of subscription rights issued;

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the terms of the shares of common stock or shares of preferred stock or depositary shares;

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if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

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the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

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whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

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whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

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any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.
This description of the terms of depositary shares sets forth certain general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and this description.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.
The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any deposit agreement with the SEC, and you should read the deposit agreement for provisions that may be important to you.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units; and

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whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units. You should read such filings for provisions that may be important to you.

PLAN OF DISTRIBUTION
We and/or the selling stockholders, which as used herein includes donees, pledgees, transferees, assignees or other successors-in-interest selling our securities or interests in our securities received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of certain of their securities or interests in our securities, on any stock exchange, market or trading facility on which the security is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
We and/or the selling stockholders may use any one or more of the following methods when disposing of securities or interests therein:
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on the NASDAQ Stock Market or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our securities may be listed or quoted at the time of sale;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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one or more underwritten offerings;

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block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share; and

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a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some of the securities owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee, assignees or other successors-in-interest as the selling stockholders under this prospectus. The selling stockholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge our securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to us and/or the selling stockholders from the sale of our securities will be the purchase price of our securities less discounts or commissions, if any. We and/or the selling stockholders reserve the right to accept and, together with their agents from time to time, as applicable, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.
The selling stockholders also may in the future resell a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If the selling stockholders are “underwriters” within the meaning of Section 2(11) of the Securities Act, then the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the securities to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of the securities offered by us and/or the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing such securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The selling stockholders may use this prospectus in connection with resales of the securities as specified on the cover of this prospectus. The selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling stockholders will receive all the net proceeds from the resale of the securities sold by them.

LEGAL MATTERS
Kirkland & Ellis LLP, New York, New York will pass upon the validity of the securities offered hereby on our behalf. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.
EXPERTS
The consolidated financial statements of Option Care Health, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue recognition and leases. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states that HC Group Holdings I, Inc. and HC Group Holdings II, Inc. (collectively, Option Care) merged with and into a wholly-owned subsidiary of BioScrip, Inc. (BioScrip) on August 6, 2019, forming the Company, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, Option Care’s internal control over financial reporting associated with 93% of total assets and 87% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2019. KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Option Care.
The consolidated financial statements of BioScrip, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue recognition.

WHERE YOU CAN FIND MORE INFORMATION
Option Care Health, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.
Our website address is located at www.optioncarehealth.com. Through links on the “Investors” portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports, or portions thereof, listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:
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Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 5, 2020;

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Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

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Our Current Reports on Form 8-K filed with the SEC on February 3, 2020, May 28, 2020 and June 26, 2020;

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The consolidated financial statements of BioScrip, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, included in BioScrip, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019;

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The condensed consolidated financial statements of BioScrip, Inc. as of June 30, 2019, and for the six months ended June 30, 2019 and 2018, included in BioScrip, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on July 31, 2019; and

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The description of our common stock included in our Form 8-A filed with the SEC on August 1, 1996, as updated by the description of our common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 5, 2020, and as subsequently amended or updated.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of this prospectus and prior to the completion of the offering of all securities covered by this prospectus and any applicable prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:
3000 Lakeside Drive
Suite 300N
Bannockburn, IL 60015
(312) 940-2443
Attention: Investor Relations
You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders are offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.